                                                                   Exhibit 10.14



                               PURCHASE AGREEMENT

                          dated as of September 1, 2002

                                  by and among

                        PILOT THERAPEUTICS HOLDINGS, INC.

                                       and

                            PILOT THERAPEUTICS, INC.

                                       and

                                   KINGS, INC.

                               PURCHASE AGREEMENT

                  This Purchase Agreement (the "Agreement"), dated as of September 1, 2002, by and among PILOT THERAPEUTICS HOLDINGS, INC., a company incorporated in Delaware ("Pilot"), PILOT THERAPEUTICS, INC., a company incorporated in North Carolina and a wholly-owned subsidiary of Pilot ("Subsidiary"), and KINGS, INC., a company incorporated in Delaware ("Kings").

                              W I T N E S S E T H:

                  WHEREAS, Subsidiary and Kings have entered into (i) a Purchase Order, dated November 27, 2001 (the "Concentrate Purchase Order"), relating to Pilot's purchase of borage concentrate ("BC"), (ii) a Purchase Order, dated November 27, 2001 (the "Seed Purchase Order"), relating to Pilot's purchase of borage seed and crop commitments for future Crossential GLA and (iii) an Agreement for Supply of Borage and Echium Oil, dated April 14, 2002 (the "BEO Agreement");

                  WHEREAS, Pilot, Subsidiary and Kings desire to (ii) amend the rights and obligations of Subsidiary and Kings set forth in the Concentrate Purchase Order and the BEO Agreement as set forth herein and (ii) replace in its entirety the Seed Purchase Order with the Option Agreement between Kings and Subsidiary attached hereto as Appendix A (the "Option Agreement");

                  NOW THEREFORE, for the consideration herein stated and in further consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

         1.       PURCHASE AND SALE OF BC.

                  (a) SALE OF BC. Subject to the terms and conditions herein contained, Subsidiary agrees to purchase from Kings, and Kings agrees to sell to Subsidiary, on the Closing Date, the BC, free and clear of any lien, encumbrance, equity or adverse claim.

                  (b) PURCHASE PRICE. As against the sale of the BC by Kings, Pilot agrees to pay a purchase price (the "Purchase Price") therefor to Kings as follows:

                           (i) Pilot shall wire transfer $200,000 (the "Cash
                  Purchase Price") to an account designated, in writing, by Kings at least two business days prior to the Closing Date; and

                           (ii) Pilot shall issue and deliver 523,288 restricted
                  shares of Pilot Common Stock (the "Restricted Shares") to
                  Kings.

         2.       THE CLOSING.

                  (a) TIME AND PLACE OF CLOSING. The consummation of the sale of the BC shall occur at a closing (the "Closing") to be held at the offices of Hunton & Williams, 200 Park Avenue, New York, New York 10166, at 10:00 A.M. on September 20, 2002, or such other place, time and date as may be mutually agreed upon by Kings, Pilot and Subsidiary. Such date is herein sometimes referred to as the "Closing Date".

                  (b) ACTION TO BE TAKEN. At the Closing, upon satisfaction of the conditions of Closing set forth in this Agreement, (x) Pilot shall
         (i) wire transfer the Cash Purchase Price to Kings and (ii) cause to be delivered to Kings a certificate representing the Restricted Shares and
         (y) Kings shall deliver to Pilot a certificate of representations and warranties relating to the Restricted Shares.

         3. REPRESENTATIONS AND WARRANTIES OF PILOT. Pilot represents and warrants to Kings as follows:

                  (a) ORGANIZATION. Pilot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted.

                  (b) NECESSARY AUTHORIZATION AND APPROVAL. Pilot has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of Pilot to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Pilot and constitutes the legal, valid and binding obligation of Pilot in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Pilot to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on Pilot or the terms of any contract to which Pilot is a party.

         4. REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY. Subsidiary represents and warrants to Kings as follows:

                  (a) ORGANIZATION. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite corporate power and authority to carry on its business as now being conducted.

                  (b) NECESSARY AUTHORIZATION AND APPROVAL. Subsidiary has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of Subsidiary to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Subsidiary and constitutes the legal, valid and binding obligation of Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Subsidiary to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on Subsidiary or the terms of any contract to which Subsidiary is a party.

         5. REPRESENTATIONS AND WARRANTIES OF KINGS. Kings represents and warrants to Pilot and Subsidiary as follows:

                  (a) ORGANIZATION. Kings is a company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted.

                  (b) NECESSARY AUTHORIZATION AND APPROVAL. Kings has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of Kings to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Kings and constitutes the legal, valid and binding obligation of Kings in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Kings to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on Kings or the terms of any contract to which Kings is a party.

         6.       AGREEMENTS OF PILOT, SUBSIDIARY AND KINGS.

                  (a) INITIAL CASH PURCHASE PRICE BORAGE CONCENTRATE. Kings agrees that (i) upon its receipt of the Cash Purchase Price, title to $200,000 of BC shall pass to Subsidiary (the "Initial CPP Borage Concentrate"), (ii) Kings shall retain possession of the Initial CPP Borage Concentrate as bailee of Subsidiary and treat the Initial CPP Borage Concentrate with the same degree of care Kings provides to borage concentrate owned by Kings, and (iii) Kings shall deliver the Initial CPP Borage Concentrate to a location designated by Pilot, in writing, as soon as reasonably practical; provided, however, that until delivered to such location by Kings, Kings shall retain the risk of loss of the Initial CPP Borage Concentrate. Pilot may request, in writing and from time to time, Kings to deliver Initial CPP Borage Concentrate, having a value equal to $200,000, to Pilot at 101 N. Chestnut Street, Suite 102, Winston-Salem, NC 27101 (the "Delivery Address"). Upon receipt of any such request, Kings shall (i) promptly ship the amount of Initial CPP Borage Concentrate requested to Pilot at the Delivery Address and (ii) notify Pilot of the date of shipment. The purchase price for the Initial CPP Borage Concentrate shipped to Pilot pursuant to this Section 6(a) shall be $96.00 per kilogram, ex works.

                  (b) RESTRICTED SHARES BORAGE CONCENTRATE. Kings agrees that
         (i) upon its receipt of notice from Pilot that Pilot wants to receive delivery of BC based upon Pilot's delivery of the Restricted Shares (the "RS Borage Concentrate"), title to BC, having a value equal to the value of the requested RS Borage Concentrate to be delivered to Pilot, shall pass to Pilot, (ii) Kings shall treat the RS Borage Concentrate with the same degree of care King provides to borage concentrate owned by Kings, and (iii) Kings shall deliver the RS Borage Concentrate to the Delivery Address, as soon as reasonably practical; provided, however, that until delivered to such location by Kings, Kings shall retain the risk of loss of the RS Borage Concentrate. Upon receipt of any such request, Kings shall (i) promptly ship the amount of RS Borage Concentrate requested to Pilot at the Delivery Address and (ii) notify Pilot of the date of shipment. The purchase price for the RS Borage Concentrate shipped to Pilot pursuant to this Section 6(b) shall be $96.00 per kilogram, ex works. Kings agrees that Pilot shall be entitled to receive delivery of RS Borage Concentrate having a value of $1,644,863 (i.e., 16,448 kilograms) pursuant to this Section 6(b).

                  (c) ADDITIONAL CASH PURCHASE PRICE BORAGE CONCENTRATE. Kings agrees that (i) upon its receipt of additional cash from Pilot pursuant to Section 6(f) or (h) of this Agreement, title to BC equal to such additional cash shall pass to Subsidiary (the "Additional CPP Borage Concentrate"), (ii) Kings shall retain possession of the Additional CPP Borage Concentrate as bailee of Subsidiary and treat the Additional CPP Borage Concentrate with the same degree of care Kings provides to borage concentrate owned by Kings, and (iii) Kings shall deliver the Additional CPP Borage Concentrate to the Delivery Address, as soon as reasonably practical; provided, however, that until delivered to such location by Kings, Kings shall retain the risk of loss of the Additional CPP Borage Concentrate. Upon receipt of any such request, Kings shall (i) promptly ship the amount of Additional CPP Borage Concentrate requested to Pilot at the Delivery

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         Address and (ii) notify Pilot of the date of shipment. The purchase price for the Additional CPP Borage Concentrate shipped to Pilot pursuant to this Section 6(c) shall be $96.00 per kilogram, ex works.

                  (d) UNDELIVERED BORAGE CONCENTRATE. Kings agrees that, on and after the Closing Date, Kings shall (i) retain in its possession and/or under its control sufficient amounts of BC (the "Undelivered Borage Concentrate") so that it can deliver Undelivered Borage Concentrate promptly to Pilot in accordance with Sections 6(a), (b) and (c) of this Agreement and (ii) not grant a security interest in, or lien upon, the Undelivered Borage Concentrate retained or controlled by Kings in accordance with clause (i) of this sentence.

                  (e) PILOT'S DELIVERY RIGHTS. Pilot shall have the right to advise Kings, in writing, at any time between the Closing Date and September 10, 2003, that Pilot wants to receive delivery of Undelivered Borage Concentrate and, until delivered by Kings, Kings shall retain title to, and the risk of loss of, the Undelivered Borage Concentrate.

                  (f) ADDITIONAL PAYMENTS. Pilot agrees that it shall promptly pay to Kings 50% of any monies (other than (i) grants or (ii) loans made to Pilot by Academy Venture Fund LLC or its affiliates in an amount not to exceed $240,000) raised by Pilot after the execution and delivery of this Agreement by the parties hereto; provided, however, that Pilot's aggregate payment of monies pursuant to this sentence shall not exceed $1,075,000.

                  (g) PILOT WEEKLY REPORT. By Tuesday of each week, commencing on the first Tuesday after the execution and delivery of this Agreement by the parties hereto, Pilot shall deliver a written report to Kings
         (i) summarizing Pilot's Private Placement fundraising results from the immediately prior week and (ii) summarizing the status of Pilot's discussions with potential strategic partners as of the end of the immediately prior week (the "Report"). Kings understands that the Report shall contain material, non public information and Kings agrees to keep the Report confidential. Kings further agrees that neither it nor any of its affiliates can buy or sell Pilot Common Stock until the information contained in the Report becomes publicly available or Pilot advises Kings, in writing, that the information contained in the Report shall no longer be considered material, non public information. Subject to any applicable confidentiality requirements, Pilot will forward copy correspondence relating to the subject matter discussed in the Report to Kings upon reasonable request.

                  (h) STRATEGIC TRANSACTION. If Pilot (i) closes a strategic transaction with a third party resulting in Pilot having a market capitalization of $100 million or greater and (ii) completes a financing resulting in Pilot receiving net proceeds of at least $15,000,000, Pilot shall promptly pay off outstanding sums owing to Kings.

                  (i) OPTION AGREEMENT; CONFIDENTIALITY AND COOPERATION AGREEMENT. Upon execution and delivery of this Agreement by the parties hereto, (x) Subsidiary and Kings agree to execute and deliver the Option Agreement, (y) Pilot and Kings agree to execute and deliver the Confidentiality and Cooperation Agreement (the "Confidentiality Agreement") attached hereto as Appendix B and (z) Pilot, Subsidiary and Kings agree that this Agreement shall not become effective until Subsidiary and Kings have executed and delivered the Option Agreement and Pilot and Kings have executed and delivered the Confidentiality Agreement.

                  (j) CONCENTRATE PURCHASE ORDER AMENDMENT AND SATISFACTION; SEED PURCHASE ORDER REPLACEMENT. Notwithstanding anything to the contrary in the Concentrate Purchase Order, the Seed Purchase Order or the BEO Agreement, Kings agrees that, effective upon the Closing, (i) the Concentrate Purchaser Order shall be the sole purchase order which evidences monetary obligations Pilot owes to Kings, (ii) the monetary obligations Pilot owes to Kings under the Concentrate Purchase Order, including accrued interest, as of the Closing, shall be $2,844,863,
         (iii) $1,644,863 of Pilot's $2,844,863 monetary obligation under the Concentrate Purchase Order shall be met by Pilot's delivery of the 523,288 Restricted Shares to Kings on the Closing Date, and (iv) upon Kings receipt of $1,275,000 in cash and 523,288 Restricted Shares from Pilot, neither Pilot nor Subsidiary shall have any further monetary obligations owed to Kings or any of Kings' affiliates under the Concentrate Purchase Order. Pilot, Subsidiary and Kings agree that, effective upon the Closing, the Seed Purchase Order shall be replaced in its entirety by the Option Agreement and the Seed Purchase Order shall be of no further force and effect. Pilot, Subsidiary and Kings agree that any purchase of Borage Products, as defined in the Option Agreement, pursuant to the Option Agreement shall be made in accordance with the terms and conditions of the BEO Agreement.

                  (k) REPURCHASE OF RESTRICTED SHARES. From the Closing Date through September 12, 2003, (i) Pilot shall have the right to repurchase, from time to time, all or a portion of the Restricted Shares held by Kings at a purchase price of $3.00 per Restricted Share (the "Principal Amount"), plus accrued interest on the Principal Amount calculated from the Closing Date through the date of such repurchase at the Stated Rate (as defined below), payable in cash, and (ii) Kings may only sell the Restricted Shares to Pilot or Pilot's designee. Between September 13, 2003 and September 17, 2003, Kings shall have the right to notify Pilot, in writing, that Pilot must repurchase any Restricted Shares, at $3.00 per Restricted Share, plus accrued interest on the Principal Amount calculated from the Closing Date through the date of such repurchase at the Stated Rate, which Pilot and/or its designee has not purchased from Kings on or prior to September 12, 2003 (the "Remaining Restricted Shares"). Upon receipt of such notice from Kings,
         (i) Pilot shall have the obligation to purchase from Kings all Remaining Restricted Shares held by Kings, at $3.00 per Remaining Restricted Share, plus accrued interest on the Principal Amount calculated from the Closing Date through the date of such repurchase at the Stated Rate, payable in cash, by no later than September 24, 2003 and (ii) Kings shall have the obligation to sell to Pilot all Remaining Restricted Shares held by Kings, at $3.00 per Remaining Restricted Share, plus accrued interest on the Principal Amount calculated from the Closing Date through the date of such repurchase at the Stated Rate, payable in cash, by no later than September 24, 2003. If Pilot and/or its designee shall not purchase all of the Remaining Restricted Shares held by Kings by September 24, 2003, Kings shall thereafter have the right to sell all Remaining Restricted Shares to one or more third parties, in private transactions or on the open market, subject only to compliance with applicable securities laws. If Remaining Restricted Shares are sold by Kings to a third party on or prior to March 31, 2004 at a price per share less than $3.00 per Remaining Restricted Share (the "Price Per Share"), plus accrued interest on the Principal Amount calculated from the Closing Date through the date of such sale at the Stated Rate, Pilot shall be obligated to pay to Kings the difference between what Kings would have received had it sold such Remaining Restricted Shares at a Price Per Share of $3.00, plus accrued interest on the Principal Amount calculated from the Closing Date through the date of such sale at the Stated Rate, and the Price Per Share that Kings actually received for such Remaining Restricted Shares (the "Shortfall Amount"); provided, however, if Kings is unable to sell all Remaining Restricted Shares by March 31, 2004 because of the lack of a liquid market for Pilot common stock or Pilot's failure to obtain the effectiveness of the Registration Statement contemplated in Section 6(l) of, and Schedule A to, this Agreement or to maintain such effectiveness at all times during the period from September 24, 2003 through March 31, 2004 or to provide Kings with a current and usable prospectus under such Registration Statement at any time during such period, then so long as Kings is continuing to use commercially reasonable efforts to sell any Remaining Restricted Shares then held by it and so notifies Pilot, Pilot's obligation to pay the Shortfall Amount to Kings with respect to such Remaining Restricted Shares shall continue in effect. If Remaining Restricted Shares are sold by Kings to a third party on or prior to March 31, 2004 at a Price Per Share of greater than $3.00, plus accrued interest on the Principal Amount calculated from the Closing Date through the date of such sale at the Stated Rate, Kings shall be obligated to pay to Pilot the difference between what Kings would have received had it sold such Remaining Restricted Shares at a Price Per Share of $3.00, plus accrued interest on the Principal Amount calculated from the Closing Date through the date of such sale at the Stated Rate, and the Price Per Share that Kings actually received for such Remaining Restricted Shares (the "Excess Amount"). If Pilot's obligation to pay any Shortfall Amount shall continue after March 31, 2004 as contemplated above, King's obligation to pay any Excess Amount shall likewise continue for the same period. With respect to any Remaining Restricted Shares sold by Kings prior to the last day of any calendar month ending during the period between September 24, 2003 through March 31, 2004 (or such longer period for which the obligation to pay a Shortfall Amount and Excess Amount is extended as provided above), Kings shall notify Pilot of the aggregate Shortfall Amount or Excess Amount with respect to such sold Remaining Restricted Shares not later than the fifth business day of the next following month and such Shortfall Amount or Excess Amount shall be payable in cash by the party required to pay same not later than five business days after the date of such notice. For purposes of this Section 6(k), "Stated Rate" means
         (i) if on the date(s) that Pilot repurchases the Restricted Shares, or such other date(s) as Kings sells the Remaining Restricted Shares to a party other than Pilot (or the next previous business day if the date the Restricted Shares are repurchased by Pilot or the Remaining

         Restricted Shares are sold to a third party falls on a non-business day), the purchase price is $3.00 or greater per Restricted Share or Remaining Restricted Share, as the case may be, a rate of 1% above the Bank of England Minimum Lending Rate in effect on the date(s) that Pilot repurchases the Restricted Shares, or such other date(s) as Kings sells the Remaining Restricted Shares to a party other than Pilot (or the next previous business day if the date the Restricted Shares are repurchased by Pilot or the Remaining Restricted Shares are sold to a third party falls on a non-business day) and (ii) if on the date(s) that Pilot repurchases the Restricted Shares, or such other date(s) as Kings sells the Remaining Restricted Shares to a party other than Pilot (or the next previous business day if the date the Restricted Shares are repurchased by Pilot or the Remaining Restricted Shares are sold to a third party falls on a non-business day), the purchase price is less than $3.00 per Restricted Share or Remaining Restricted Share, as the case may be, 50% of the rate calculated in accordance with clause (i) of this sentence.

                  (l) REGISTRATION OF REMAINING RESTRICTED SHARES. If by July 1, 2003, Pilot has not purchased from Kings a number of Restricted Shares which would enable Kings to sell under Securities Act Rule 144 ("Rule 144") the Remaining Restricted Shares on September 24, 2003, Pilot shall commence the preparation of a Registration Statement with respect to the Remaining Restricted Shares (excluding the number of Remaining Restricted Shares which could be sold by Kings on September 24, 2003 pursuant to Rule 144) owned by Kings. The parties' rights and obligations with respect to such Registration Statement and certain related matters are set forth in Schedule A to this Agreement, which is incorporated by reference herein.

                  (m) BORAGE CONCENTRATE SHELF LIFE. Borage concentrate has a minimum shelf life of twelve months from the date of manufacture. The Initial CPP Borage Concentrate, RS Borage Concentrate and Additional CPP Borage Concentrate (collectively, the "Subsidiary Borage Concentrate") was manufactured on January 2, 2002. Any deterioration in the Subsidiary Borage Concentrate that occurs after January 2, 2003 will be for the account of Subsidiary unless Kings took action with respect to other borage concentrate under its possession or control during the period from January 2, 2002 to January 2, 2003 and if similar action had been taken by Kings with respect to the Subsidiary Borage Concentrate, the deterioration would not have occurred.

         7.       CONDITIONS OF CLOSING.

                  (a) CONDITIONS PRECEDENT TO THE OBLIGATIONS OF KINGS HEREUNDER. All obligations of Kings under this Agreement are subject to the representations and warranties of Pilot and Subsidiary contained in this Agreement being true on and as of the Closing Date with the same effect as if said representations and warranties had been made on and as of the Closing Date; Pilot and Subsidiary shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and Kings shall have been furnished with a certificate of Pilot and Subsidiary, dated the Closing Date, certifying in such detail as Kings may reasonably request, to the fulfillment of the foregoing conditions.

                  (b) CONDITION PRECEDENT TO THE OBLIGATIONS OF PILOT AND SUBSIDIARY HEREUNDER. All obligations of Pilot and Subsidiary under this Agreement are subject to the representations and warranties of Kings contained in this Agreement being true on and as of the Closing Date with the same effect as if said representations and warranties had been made on and as of the Closing Date; Kings having performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and Pilot and Subsidiary shall having been furnished with a certificate of an officer of Kings, dated the Closing Date, certifying in such detail as Pilot or Subsidiary may reasonably request, to the fulfillment of the foregoing conditions.

         8. WAIVER OR MODIFICATION OF AGREEMENT. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the parties hereto; provided, however, that any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive or modify in writing any term or condition hereof for his or its benefit at any time on or prior to the Closing Date.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         10. NOTICES, ETC. All notices, requests, demands and other communications hereunder shall be given in writing (which includes telex, telecopier, facsimile and other wire transmission):

                  (a) if to or Pilot or Subsidiary, to
                      --------------------------------

                               Pilot Therapeutics Holdings, Inc.
                               101 N. Chestnut Street, Albert Hall
                               Winston Salem, NC  27101
                               Attention: Floyd H. "Ski" Chilton, III PhD.
                                          President, Chief Executive Officer
                                          and Chief Scientific Officer
                               Fax:       (336) 725-2221


                               with a copy to:
                               ---------------

                               Hunton & Williams
                               200 Park Avenue
                               New York, NY  10166
                               Attention: Edmond P. Murphy, Esq.
                               Fax: 212-309-1100

                  (b) if to Kings, to
                      ---------------

                               Kings, Inc.
                               4035 University Parkway
                               Suite 100
                               Winston-Salem, NC  27106
                               Attention: Andrew Hebard
                               Fax: 336-759-9406

                               with a copy to:
                               --------------

                               Kings, Inc.
                               Weston Centre
                               Bowater House
                               68 Knightsbridge
                               London SW1X7LQ
                               Attention: Philip Ashton-Jones
                               Fax: 020-7299-3642

(or to such other address as such person shall specify by notice hereunder), and shall be deemed to be effective when given in such manner, provided, that any notice given other than in writing by registered or certified mail shall be confirmed in writing by registered or certified mail.

         11. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. SUCCESSORS AND ASSIGNS. The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the heirs, distributees, successors and assigns of the parties hereto. Except as expressly stated in this Agreement, nothing herein contained is intended to confer upon any person, other than the parties hereto and their respective permitted successors, assigns and nominees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         14. EFFECT OF AGREEMENT. Kings, Pilot and Subsidiary agree that if there shall be any inconsistency between the terms of this Agreement and the terms of the Concentrate Purchase Order and/or the BEO Agreement, the terms of this Agreement shall control.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      PILOT THERAPEUTICS HOLDINGS, INC.


                                      By: /s/ Floyd H. Chilton III Ph.D.
                                          --------------------------------------
                                      Name:  Floyd H. "Ski" Chilton III, PhD.
                                      Title: President, Chief Executive Officer
                                             and Chief Scientific Officer

                                      PILOT THERAPEUTICS, INC.

                                      By: /s/ Floyd H. Chilton III Ph.D.
                                          --------------------------------------
                                      Name:  Floyd H. "Ski" Chilton III, PhD.
                                      Title: President, Chief Executive Officer
                                             and Chief Scientific Officer

                                      KINGS, INC.

                                      By: /s/ Andrew Hebard
                                          --------------------------------------
                                      Name:  Andrew Hebard
                                      Title: Chief Executive Officer

                                                                      APPENDIX A

                                OPTION AGREEMENT

                                   KINGS, INC.
                                  WESTON CENTRE
                                  BOWATER HOUSE
                                68 KNIGHTSBRIDGE
                                 LONDON SW1X7LQ




                                                              September   , 2002

Pilot Therapeutics, Inc.
101 N. Chestnut Street, Albert Hall
Winston Salem, NC  27101
Attention: Floyd H. "Ski" Chilton III, PhD.
           President, Chief Executive Officer
           and Chief Scientific Officer

                  Re:  Option Agreement

Dear Ski:

                  Kings, Inc. ("Kings") and Pilot Therapeutics, Inc. ("Pilot") acknowledge and agree that Kings has in its possession and/or under its control approximately 900 metric tons of borage seed ("Seed") and/or Seed converted into borage oil ("Oil"). Seed and Oil are collectively referred to herein as "Borage Products". Kings agrees that Pilot shall have the option (the "Option") to purchase all or a portion of the Borage Products from Kings during the period from January 1, 2003 to December 31, 2005 (the "Option Period") by providing written notice (the "Exercise Notice") of Pilot's exercise of the Option to Kings at least ninety days prior to the Borage Products estimated delivery date. The Exercise Notice shall specify the estimated Borage Products delivery date and delivery location. The purchase price for any (i) Seed purchased by Pilot pursuant to an Exercise Notice shall be $2,948 per metric ton and (ii) Oil purchased by Pilot pursuant to an Exercise Notice shall be as calculated in the Agreement for the Supply of Borage and Echium Oil, dated April 14, 2002, between Kings and Pilot (the "Supply Agreement"). All Borage Products delivered by Kings to Pilot pursuant to this Option shall meet the Quality Requirements, as specified in the Supply Agreement.

                  Kings agrees that during the Option Period it shall provide Pilot with written notice of any proposed sale of Borage Products (a "Proposed BP Sale") to a third party (the "Proposed BP Sale Notice"). The Proposed BP Sale Notice shall specify all of the material terms and conditions of the Proposed BP Sale, including, price, quantity and target delivery dates. Pilot shall have the right to advise Kings, in writing, within three business days of Pilot's receipt of the Proposed BP

Sale Notice, that it wants to purchase all or a portion of the Borage Products specified in the Proposed BP Sale Notice on the terms set forth in the Proposed BP Sale Notice (the "Pilot Purchase Notice"). Upon Kings receipt of a Pilot Purchase Notice, Kings (i) shall sell and deliver to Pilot the Borage Products specified by Pilot in the Pilot Purchase Notice and (ii) may sell the Borage Products specified in the Proposed BP Sale Notice not purchased by Pilot to the third party on the same terms and conditions set forth in the Proposed BP Sale Notice within thirty days of the date of the Proposed BP Sale Notice. If Kings does not receive a Pilot Purchase Notice within three business days of Pilot's receipt of a Proposed BP Sale Notice, Kings may sell the Borage Products specified in the Proposed BP Sale Notice to a third party on the same terms and conditions set forth in the Proposed BP Sale Notice within thirty days of the date of the Proposed BP Sale Notice. If Kings does not sell the Borage Products specified in the Proposed BP Sale Notice to a third party within thirty days of the date of the Proposed BP Sale Notice, Kings shall be required to comply with the notice and sale provisions, and Pilot shall have the purchase rights, specified in this paragraph before Kings may sell the Borage Products originally specified in the Proposed BP Sale Notice to a third party.

                  Subject to the immediately preceding paragraph, Pilot agrees that if Pilot has not delivered an Exercise Notice with respect to all Borage Products on or before the last day of the Option Period, (x) this Option shall terminate, on the last day of the Option Period (the "Third Party Permitted Sale Date"), with respect to all Borage Products not subject to a previously delivered Exercise Notice ("Unpurchased Borage Products") and (y) Kings shall have the right, after the Third Party Permitted Sale Date, to sell Unpurchased Borage Products to a third party and have no further obligations to Pilot with respect to Unpurchased Borage Products hereunder.

                  Pilot agrees that it shall not purchase any borage seed and/or borage oil from a third party during the Option Period unless it has delivered to Kings an Exercise Notice with respect to all of the Borage Products remaining in Kings' possession and/or under its control prior to any Pilot purchase of borage seed and/or borage oil from such third party.

                  Pilot and Kings agree that this Option shall replace in its entirety the Purchase Order, dated November 27, 2001, relating to borage seed commitment for future Crossential GLA and borage crop commitment for future Crossential GLA (the "Purchase Order") and the Purchase Order shall be of no further force and effect as of the date hereof.

                  Pilot and Kings agree that any purchase of Borage Products pursuant to this Option shall be made in accordance with the terms and conditions of the Supply Agreement.

                  Please sign in the space indicated below to confirm Pilot's acceptance of the terms of the Option set forth herein.

                                          Very truly yours,

                                          KINGS, INC.

                                          By:
                                              ----------------------------------
                                              Name: Andrew Hebard

ACCEPTED AND AGREED as
         of the    day of September 2002.

PILOT THERAPEUTICS, INC.

By:
    -----------------------------------------
    Name:  Floyd H. "Ski" Chilton III, PhD.
    Title: President, Chief Executive Officer
           and Chief Scientific Officer

                                                                      APPENDIX B

                    CONFIDENTIALITY AND COOPERATION AGREEMENT

         In order to facilitate the delivery of the Report, as defined in
Section 6(g) of the Purchase Agreement, dated as of September 1, 2002, among Pilot Therapeutics Holdings, Inc. ("Pilot"), Pilot Therapeutics, Inc. and Kings, Inc. (the "Company"), Pilot and the Company agree:

         1. CONFIDENTIALITY. As a condition to Pilot's delivery of the Report to the Company, the parties agree that for a period of three (3) years from the date hereof, all information relating to either of them and their subsidiaries furnished by or on behalf of a party to another party or its Representatives (as defined below), whether prior to or after the execution of this Agreement and irrespective of the form of communication, or learned by any party in connection with its visits to another party's facilities, in connection with the Company's consideration of the Report (such information, together with notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the party or its Representatives being referred to herein as the "Material" will be kept strictly confidential; provided, however, that the Material may be disclosed to any of the parties' Representatives who need to know such information (it being understood that such Representatives will be informed of the contents of this Agreement and that, by receiving such information, such Representatives are agreeing to be bound by this Agreement). The term "Material" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by a party or its Representatives or (ii) becomes available to a party or its Representatives on a non-confidential basis from a source other than the other party or its affiliates or Representatives, provided that neither the party nor any of its Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to that party to keep such information confidential. For purposes hereof, the "Representatives" of any entity means such entity's directors, officers, employees, legal and financial advisors, accountants and other agents and representatives, and also includes any bank of other financial institution or institutional investor who is considering providing financing to Pilot or the Company. Each party will be responsible for any breach of this Agreement by any of its Representatives and agrees to take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of Material.

         In addition, each party agrees that, except with the prior consent of the other party or as required or permitted by this Agreement, it will not, and it will direct its Representatives not to, make any release to the press or other public disclosure concerning either (i) the existence of the Escrow Agreement, this Agreement or that the Material has been made available to such other party or (ii) in the event that a party or any of its Representatives engages in discussions or negotiations with such other party or its Representatives, the fact that discussions are taking place concerning the Report, including the status of the Private Placement, as defined in the Escrow Agreement, except for such public disclosure as may be necessary, in the written opinion of a party's outside counsel, for the party not to be in violation of or default under any applicable law, regulation or governmental order. If a party proposes to make any disclosure based upon such an opinion, the party will deliver a copy of such opinion to the other party together with the text of the proposed disclosure as far in advance of its disclosure as is reasonably practicable, and will in good faith consult with and consider the suggestions of such other party and its Representatives concerning the nature and scope of the information proposed to be disclosed.

         If a party or any of its Representatives is requested in any judicial or administrative proceeding or by any governmental or regulatory authority to disclose any Material, it will: (i) give the other party prompt notice of such request so that such other party may seek an appropriate protective order; and
(ii) consult with such party as to the advisability of taking legally available steps to resist or narrow such a request. The disclosing party will cooperate fully with the other party in obtaining such an order. If in the absence of a protective order the disclosing party is nonetheless compelled to disclose Material, the other party agrees that it may make such disclosure without liability hereunder, provided that it gives the other party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the other party's request and at its expense, then the disclosing party will use its best efforts to obtain reasonable assurances that confidential treatment will be accorded to such information.

         Notwithstanding the return or destruction of the Material, a party and its Representatives will continue to be bound by the obligations hereunder.

         2. MISCELLANEOUS. This Agreement: (i) contains the sole and entire agreement between among the parties with respect to the subject matter hereof;
(ii) may be amended, modified or waived only by a separate written instrument duly executed by or on behalf of the party against whom such amendment, modification or waiver is to be enforceable; and (iii) shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         The parties acknowledge and agree that money damages would not be a sufficient remedy for any breach of any provision of this Agreement by the other party, and that in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                                             PILOT THERAPEUTICS HOLDINGS, INC.


                                             -----------------------------------
                                             Floyd H. "Ski" Chilton, III, PhD.
                                             President, Chief Executive Officer
                                             and Chief Scientific Officer



                                             KINGS, INC.


                                             -----------------------------------
                                             Andrew Hebard

                                   SCHEDULE A

                             REGISTRATION PROCEDURES

         1. Effective Registration. If by July 1, 2003, Pilot has not purchased from Kings a number of Restricted Shares which would enable Kings to sell under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act") the Remaining Restricted Shares on September 22, 2003, then as promptly as practical after July 1, 2003, but no later than August 1, 2003, Pilot will file with the Securities and Exchange Commission ("SEC") a registration statement on any form for which Pilot then qualifies and which form shall permit the resale of the Remaining Restricted Shares under the Securities Act in an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Registration Statement"). Pilot shall use its reasonable best efforts to cause the Registration Statement to become and remain continuously effective for a period ending on the earliest of (i) one (1) year; (ii) the date occurring after March 31, 2004 that Kings notifies Pilot that it no longer intends to use commercially reasonable efforts to dispose of the Remaining Restricted Shares as contemplated by Section 6(k) of the Purchase Agreement; or (iii) the date when all of the Remaining Restricted Shares have been disposed of by Kings in accordance with the plan of distribution set forth in the Registration Statement, as amended, or prospectus or supplement thereto (but in any event not before the expiration of any longer period required under the Securities Act).

         2. Registration Procedures. In connection with the registration contemplated by Section 1 of this Schedule A:

                  (a) Not less than five (5) days before filing the Registration Statement or amendment thereto or prospectus or any supplements thereto, Pilot will furnish to Kings' counsel copies of all such documents proposed to be filed, which documents will be subject to review and comments of such counsel, and Pilot will not file any Registration Statement or amendment thereto or any prospectus or any supplement thereto to which Kings or any underwriters shall reasonably object.

                  (b) Pilot will ensure that: (i) the Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations thereunder; (ii) the Registration Statement and any amendment thereto does not, when it becomes effective, and will not, for so long as it remains effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of the Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Pilot will notify Kings of the effectiveness of the Registration Statement filed hereunder and, for as long as it remains effective, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the Securities Act and, as may be necessary to keep the Registration Statement effective in accordance with the terms of Section 1 of this Schedule A, and will comply with the provisions of the Securities Act with respect to the disposition of the Remaining Restricted Shares covered by the Registration Statement in accordance with the intended method or methods of distribution by Kings set forth in the Registration Statement, as amended, or prospectus or supplement thereto.

                  (d) Pilot will furnish to Kings such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus(es) included in the Registration Statement (including each preliminary prospectus) as Kings and each underwriter, if any, of the Remaining Restricted Shares shall reasonably request.

                  (e) Pilot will use commercially reasonable efforts to (i) register or qualify the Remaining Restricted Shares under such other securities or blue sky laws of such jurisdictions in the United States as Kings reasonably requests and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable Kings to consummate the disposition in such jurisdictions of the Remaining Restricted Shares and (ii) cause such Remaining Restricted Shares to be registered with or approved by such other Persons (as defined below) as may be necessary by virtue of the business and operations of Pilot, to enable Kings to consummate the disposition of the Remaining Restricted Shares; provided, that Pilot will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(e); (ii) subject itself to taxation in any such jurisdiction other than taxation arising with respect to the registration of securities; or (iii) consent to general service of process in any such jurisdiction. As used in this Schedule A, "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  (f) Pilot will promptly notify Kings, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of Kings, Pilot will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Remaining Restricted Shares, such prospectus will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (and Kings shall suspend the use of the prospectus until the requisite changes thereto have been made).

                  (g) Pilot will use commercially reasonable efforts to cause all the Remaining Restricted Shares to be listed on each securities exchange or market on which Pilot's common stock is then listed.

                  (h) Pilot will provide a transfer agent and registrar for all the Remaining Restricted Shares not later than the effective date of the Registration Statement.

                  (i) Pilot will otherwise use and shall continue to use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make and shall continue to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first
(1st) day of Pilot's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (j) Pilot will advise Kings promptly after Pilot receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if any such stop order shall be issued (and, if such stop order shall be issued, Kings shall suspend the use of the prospectus until it shall be withdrawn).

         3.       Registration Expenses.

                  (a) Pilot's Expenses. All expenses incident to Pilot's performance of or compliance with the undertakings contained in this Schedule A, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Pilot and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Pilot shall be borne by Pilot.

                  (b) Kings' Expenses. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, Kings shall bear and pay all underwriting discounts and commissions, brokerage fees and commissions, and transfer taxes applicable to the Remaining Restricted Shares sold for its account.

         4.       Indemnification.

                  (a) By Pilot. Pilot agrees to indemnify, to the extent permitted by law, Kings, its managers, officers, directors, employees and each Person who controls Kings (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees) ("Liabilities") caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Pilot by Kings expressly for use therein or caused by Kings' failure to deliver, if obligated to do so, a copy of the prospectus or any amendments or supplements thereto after Pilot has furnished Kings with a sufficient number of copies of the same. Pilot also agrees, to the extent permitted by applicable law, to indemnify any underwriters of the Remaining Restricted Shares, their officers, directors, employees and each Person who controls such underwriters on substantially the same basis as that of the indemnification of Kings provided in this Section 4(a).

                  (b) By Kings. Kings shall furnish to Pilot in writing such information as Pilot reasonably requests for use in connection with the Registration Statement or prospectus and, to the extent permitted by law, shall indemnify Pilot, its directors, officers, employees and each Person who controls Pilot (within the meaning of the Securities Act) against any Liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by Kings expressly for use in the Registration Statement or prospectus. In no event shall the liability of Kings under this Section 4(b) be greater in amount than the dollar amount of the net proceeds received by Kings upon the sale of the Remaining Restricted Shares giving rise to such indemnification obligation.

                  (c) Procedure. Any Person entitled to indemnification under this Schedule A (the "Indemnified Party") will (i) give prompt written notice to the indemnifying party (the "Indemnifying Party") of any claim with respect to which it intends to seek indemnification or contribution hereunder and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the failure to provide such written notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure or any resulting delays; provided, further, however, that any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party has agreed to pay such fees or expenses, or (B) the Indemnifying Party fails to assume the defense of such claim and employs counsel reasonably satisfactory to the Indemnified Party or (C) in the reasonable judgment of the Indemnified Party, based upon advice of its counsel, a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of the Indemnified Party). If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No Indemnifying Party or Indemnified Party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to such claim, unless in the reasonable judgment of any such Indemnified Party a conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  (d) Contribution. To the extent any indemnification by an Indemnifying Party provided for in this Section 4 of this Schedule A is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations; provided, however, in no event shall Kings be required to contribute an amount greater than the dollar amount of the net proceeds received by Kings upon the sale of the Remaining Restricted Shares giving rise to such contribution obligation. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4 of this Schedule A were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification Provisions. The indemnification and contribution provided for in this Section 4 of Schedule A will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee or controlling Person of such indemnified party and will survive the transfer of securities.

         5. Rule 144. Pilot covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder or, if Pilot is not required to file such reports, it will, upon the request of Kings make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. Pilot further covenants that it will take such further action as Kings may reasonably request, all to the extent required from time to time to enable Kings to sell the Remaining Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar or successor rule or regulation hereafter adopted by the SEC. Upon the request of Kings, Pilot will deliver to Kings a written statement as to whether it has complied with such information and requirements.